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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated October 16, 1998, in this Current Report on Form 8-K and the incorporation by reference of our report dated October 16, 1998 into Allied Waste Industries, Inc.'s previously filed Registration Statements on Form S-3 (File No. 33-73618, File No. 333-30559 and File No. 333-57507), Form S-4 (File
No. 333-22575, File No. 333-31231, File No. 333-35639, File No. 333-52501 File
No. 333-60727 and File No. 333-62473) and Form S-8 (File No. 33-42354, File No.
33-63510, File No. 33-79654, File No. 33-79756, File No. 33-79664 File No.
333-48357 and File No. 333-62473-01).

                                                             ARTHUR ANDERSEN LLP
Phoenix, Arizona,
October 23, 1998.